SCHEDULE 14A

                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
               EXCHANGE ACT OF 1934 (AMENDMENT NO. ______________)

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement.   [  ] Confidential, for use of the Commission
                                        only (as permitted by Rule 14a-6(e)(2)).

[ ] Definitive proxy statement.

[ ] Definitive additional materials.

[X] Soliciting material under Rule 14a-12.

                              KANSAS CITY SOUTHERN
                         ------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 NOT APPLICABLE
                         ------------------------------
                    (Name of Person(s) Filing Proxy Statement
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)    Title of each class of securities to which transaction applies:____________________________________

(2)    Aggregate number of securities to which transaction applies: ______________________________________

(3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
       (Set forth the amount on which the filing fee is calculated and state how it was determined):

       ___________________________________________________________________________________________________


(4)    Proposed maximum aggregate value of transaction: __________________________________________________

(5)    Total fee paid: ___________________________________________________________________________________

[ ]    Fee paid previously with preliminary materials.

[ ]    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)    Amount Previously Paid: ___________________________________________________________________________

(2)    Form, Schedule or Registration Statement No.: _____________________________________________________

(3)    Filing Party: _____________________________________________________________________________________

(4)    Date Filed: _______________________________________________________________________________________


Kansas City Southern ("KCS" or "Company") is filing, pursuant to Rule 14a-12, the information set forth below which was furnished in a press release. Although we do not believe this is soliciting material under Rule 14a-12, we are disclosing this information in an abundance of caution.

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
KANSAS CITY SOUTHERN                                            PRESS RELEASE    [Logo]
------------------------------------------------------------------------------------------------
Cathedral Square     427 West 12th Street    P.O. Box 219335    Kansas City, Missouri 64121-9335
                                                                               NYSE SYMBOL:  KSU

DATE:  May 28, 2003
MEDIA CONTACT:  William H. Galligan, 816-983-1551 or WILLIAM.H.GALLIGAN@KCSR.COM
                                                     ---------------------------


                KCS RESPONDS TO GRUPO TMM BONDHOLDER DEVELOPMENTS

     Regarding recent media coverage related to developments involving Grupo TMM, S.A. and its bondholders, Kansas City Southern (KCS) (NYSE: KSU) has the following comments:

     o These developments are not related to KCS or TFM, S.A. de C.V. (TFM), KCS's affiliate railroad in Mexico.

     o    KCS  remains  firmly  committed  to  creating  NAFTA  Rail,   publicly
          announced on April 21, 2003, and to proceeding with the purchase of TFM once it is approved by the relevant regulatory authorities.

     " We strongly believe the proposed transaction that would create NAFTA Rail is good for rail shippers in North America, employees of Kansas City Southern Railway, Texas Mexican Railway and TFM, and that it will enhance the competitiveness of the North American railway industry," said Michael
     R. Haverty, chairman, president and chief executive officer of KCS.

     KCS is a transportation holding company that has railroad investments in the United States, Mexico, and Panama. Its primary holding is The Kansas City Southern Railway Company. Headquartered in Kansas City, Missouri, KCS serves customers in the central and south central regions of the U.S. KCS's rail holdings and investments are primary components of a NAFTA Railway system that links the commercial and industrial centers of the United States, Canada, and Mexico.

IN CONNECTION WITH THE PROPOSED TRANSACTION, KCS WILL FILE RELEVANT MATERIALS WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC"), INCLUDING A PROXY STATEMENT SOLICITING SHAREHOLDER APPROVAL OF CERTAIN ACTIONS IN CONNECTION WITH THE TRANSACTION. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS AND SUPPLEMENTS TO THE PROXY STATEMENT (IF AND WHEN THEY BECOME AVAILABLE) AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. SHAREHOLDERS AND INVESTORS MAY OBTAIN THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FREE OF CHARGE AT THE SEC'S INTERNET WEB SITE AT WWW.SEC.GOV. SHAREHOLDERS MAY ALSO OBTAIN FREE OF CHARGE THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS BY CONTACTING THE OFFICE OF THE CORPORATE SECRETARY AT KCS'S PRINCIPAL EXECUTIVE OFFICES AT (816) 983-1538. WRITTEN REQUESTS SHOULD BE MAILED TO P.O. BOX 219335, KANSAS CITY, MISSOURI 64121-9335 (OR IF BY UNITED PARCEL SERVICE OR OTHER FORM OF EXPRESS DELIVERY TO 427 WEST 12TH STREET, KANSAS CITY, MISSOURI 64105). SUCH PROXY STATEMENT IS NOT CURRENTLY AVAILABLE. KCS AND ITS DIRECTORS AND EXECUTIVE OFFICERS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM KCS SHAREHOLDERS WITH RESPECT TO APPROVAL OF CERTAIN ACTIONS IN CONNECTION WITH THE TRANSACTION. INFORMATION REGARDING THESE DIRECTORS AND EXECUTIVE OFFICERS AND THEIR BENEFICIAL OWNERSHIP INTERESTS IN KCS CAN BE FOUND IN KCS'S PROXY STATEMENT ON SCHEDULE 14A, FILED WITH THE SEC ON APRIL 4, 2003, IN CONNECTION WITH THE 2003 ANNUAL MEETING OF KCS SHAREHOLDERS. INVESTORS MAY OBTAIN ADDITIONAL INFORMATION REGARDING THE INTERESTS OF SUCH PARTICIPANTS BY READING THE PROXY STATEMENT FILED IN CONNECTION WITH THE TRANSACTION WHEN IT BECOMES AVAILABLE.

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